EXHIBIT 5




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                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Will Hart                                             Facsimile:  (303) 839-5414
                                  (303) 839-0061

                                October 21, 2014

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182

     This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 1,320,000 shares of common stock, warrants to purchase up to 330,000 shares of CEL-SCI's common stock, as well as shares issuable upon the exercise of the warrants, all as referred to in the Registration Statement on Form S-3 (File No. 333-196243) (the "Registration Statement") filed with the Securities and Exchange Commission declared effective by the Securities and Exchange Commission (the "Commission") on July 8, 2014, the prospectus included therein (the "Prospectus") and the prospectus supplement, dated October 21, 2014 (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

     o the 1,320,000 shares of common stock mentioned above, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, have been legally issued and these shares represent fully paid and non-assessable shares of CEL-SCI's common stock;

     o the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, have been legally issued, are fully paid and non-assessable and are the binding obligations of CEL-SCI in accordance with the terms thereof; and

     o the shares of common stock issuable upon the exercise of the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement, will be legally issued and will represent fully paid and non-assessable shares of CEL-SCI's common stock.

                                      Very truly yours,

                                      HART & HART

                                      /s/ William T. Hart

                                      William T. Hart